EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (no 333-272940) of our report dated March 31, 2023, relating to the consolidated financial statements of SOBR Safe, Inc. and Subsidiaries as of and for the year ended December 31, 2022.

Macias Gini O’Connell LLP

Irvine, California

March 29, 2024